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                                                                   EXHIBIT 10.13



                          THE 1997 STOCK INCENTIVE PLAN



SECTION 1 - PURPOSE OF THE PLAN

        1.1 The 1997 Stock Incentive Plan (the "Plan") is intended to advance the interests of Texaco Inc. (the "Company") and its stockholders by motivating officers and other key employees of the Company and its subsidiaries and affiliates to direct their efforts to those activities which will contribute materially to the Company's success. The Plan also includes a feature which supports the requirement that directors of the Company receive a portion of their fees and retainers in the form of Company stock or stock equivalents. The Plan is intended to serve the best interests of the stockholders by linking employees who have substantial responsibility for the operation, administration and management of the Company with the enhancement of stockholder values while allowing directors and employees to increase their proprietary interest in the Company. Finally, the Plan will enable the Company to attract and retain in its employ highly qualified persons for the successful conduct of its business.

SECTION 2 - PARTICIPANTS

        2.1 The participants in the Plan with respect to any award shall be those officers and key employees of the Company and its subsidiaries and affiliates, and those former officers and key employees of the Company and its subsidiaries and affiliates who retired during the twelve months immediately preceding the date of such award, who are selected by the Compensation Committee of the Company's Board of Directors ("Compensation Committee"). With respect to the provisions of the Plan concerning payments to directors, only non-employee members of the Board of Directors shall participate.

        2.2 Those selected to participate in the Plan shall be referred to hereinafter as "Participants."

SECTION 3 - ADMINISTRATION OF THE PLAN

        3.1 The Plan shall be administered and interpreted by the Compensation Committee, whose determination on all matters shall be final.

        3.2 As part of the Plan administration the Compensation Committee shall:

   A.   Determine the number and types of awards to be made under the   Plan;

   B.   Establish performance goals and guidelines on the issuance of  awards.



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   C.   Select the Participants to whom awards shall be made; and

   D. Do such other and further acts that may be desirable or necessary to interpret, construe or implement the provisions of the Plan.

        3.3 Notwithstanding the foregoing, the Compensation Committee may delegate to the Chief Executive Officer of the Company, as a Committee of One under Delaware Law, the right to grant awards to eligible employees who are not elected officers of the Company.

        3.4 The Compensation Committee may make, from time to time, such changes in the Plan as it believes to be advisable; provided, however, that the Board may not increase the maximum number of shares available for issuance to any Participant or change the performance goals under the Plan.

       3.5 The Board may (i) grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity and (ii) grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

       3.6 All awards granted under the Plan shall be granted on or before December 31, 2006.

SECTION 4 - AWARDS UNDER THE PLAN

        4.1 Awards under the Plan may be made in any of the forms described in
Section 4.3 or such other incentive award forms as shall be consistent with the purposes of the Plan. If other forms of awards are granted, the Compensation Committee shall have the discretion to determine the terms and conditions applicable to such awards.

        4.2 The total number of shares of Common Stock initially available for issuance to Participants under all forms of awards under the Plan in any calendar year shall be no more than one percent (1.0%) of the aggregate number of shares of Common Stock issued and outstanding on December 31 of the previous year plus any available shares not issued under the Plan in the previous years. The immediately preceding sentence shall not include Substitute Awards, which shall include awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines and any awards made



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by the Company to a newly hired employee. The following shares of Common Stock will also be available for issuance:

    A. option shares awarded on or after May 13, 1997 that expire or are forfeited or are canceled without the issuance of shares or that relate to awards settled in cash in lieu of the issuance of shares; plus

    B. shares that are exchanged (either actually or constructively) by Participants as full or partial payment to the Company for the purchase price of shares being acquired through the exercise of a stock option granted under the 1989, 1993 or 1997 Stock Incentive Plans and any shares withheld by the Company in satisfaction of the tax-withholding obligations of Participants created by the exercise of a stock option.

        The payment of cash dividends and dividend equivalents in conjunction with any awards shall not reduce the number of shares available for issuance under the Plan.

        The maximum number of shares of Common Stock available for grant as qualified stock options (ISOs) shall be 2,636,980 per year.

        The maximum number of shares or share equivalents, as defined in Section 4.3, which may be subject to awards granted under the Plan to any Participant in any calendar year shall be 500,000. No more than twenty percent (20%) of the shares of Common Stock available for awards in any year shall be issued as Restricted Stock.

        4.3 The types of awards under the Plan shall be as follows:

    A. Stock Options. One or more stock options can be granted to any Participant. Each stock option so granted shall be subject to the terms of the grant and to the following conditions:

             (1) The exercise price per share shall be specified by the grant, but in no event shall the exercise price be less than the fair market value of the underlying shares of Common Stock on the date of the grant.

             (2) Except as provided in Section 5, a stock option granted under the Plan shall become exercisable as specified in the grant.

             (3) Except as provided in Section 5.1, each stock option shall expire in accordance with the terms of the grant; provided, how



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             ever, that (a) the expiration period for any option shall not exceed ten years, (b) in the event of a Participant's termination of employment, a stock option may become exercisable, or cease to be exercisable, in accordance with the provisions of Section 5, and
             (c) the Compensation Committee may alter the expiration period for any options not yet vested at its discretion.

             (4) Stock options granted hereunder may be designated as ISO or nonqualified, as the Compensation Committee Board so determines and designates in the grant. If an option is designated as an ISO, the terms of the grant shall comply with the statutory requirements for an ISO in the Internal Revenue Code.

             (5) The exercise price shall be paid in U.S. currency in cash, by check, bank draft, or Common Stock, Restricted Stock or Stock Units previously acquired and held by the Participant for at least six months prior to the date of exercise, any combination thereof, or any other acceptable payment method as established by the Compensation Committee. Stock, units or other property used for this purpose shall be valued at its fair market value on the date the stock option is exercised.

             (6) If a Participant exercises a stock option by actually or constructively presenting to the Company Common Stock, Restricted Stock or Units previously acquired by the Participant, the Company shall deliver to the Participant, in addition to the issuance of shares with respect to which the option is so exercised, a number of "restored options" equal to the number of shares of Common Stock, Restricted Stock or Units actually or constructively presented to exercise the option. The restored option shall vest six months after it is granted and the exercise price will be the fair market value of the Common Stock on the day on which the restored option is granted. All other features of the restored option, including its expiration date, shall be the same as the underlying option which exercise gave rise to the restored option.

   B. Restricted Stock. A Participant's ownership of a Restricted Stock award shall be evidenced by a book entry account in the participant's name. The Participant shall thereupon become a stockholder of the Company with respect to such Restricted Stock, and shall be entitled to vote and to receive the dividends on such stock; provided, however, that such Restricted Stock shall remain subject to the terms and provisions of the Plan, which shall include the following:



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              (1) Restricted Stock awards may not be sold, exchanged,
              transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and of Award Agreements entered into with the Participants, and each transfer agent for the Common Stock shall be instructed to such effect.

              (2) Upon the date specified in the grant as the "Award Maturity Date," or upon such earlier date as the Compensation Committee shall determine, the restrictions imposed by the Plan and the Agreement upon the Restricted Stock shall lapse, and the Participant shall be fully vested in the award. Notwithstanding the foregoing, the Award Maturity Date may be accelerated, or the award may be forfeited, in accordance with the provisions of
              Section 5.

              (3) Restricted Stock awards may be subject to performance criteria which criteria determine whether or how many of those awards will vest. The vesting of such awards is based on Texaco's total return to stockholders.

   C. Restricted Units. A specified number of Restricted Units, each of which shall be deemed to be the equivalent of one share of Common Stock, may be credited to the Participant's account. In addition, dollar amounts, corresponding to dividends paid on each share of Common Stock shall be credited to each Restricted Unit in a Participant's account. The Restricted Units credited to a Participant's account will vest on the date specified in Agreements entered into with the Participant. The amount payable to the Participant on the vesting date will be either of the following, at the Participant's election: (1) a number of shares of Common Stock equal to the number of Restricted Units then in the Participant's account or (2) the fair market value of shares of Common Stock equivalent to the Restricted Units then in the Participant's account. Unless the Compensation Committee shall determine otherwise, at its sole discretion, fair market value shall mean the average of the closing price of the Common Stock on the twenty trading days immediately preceding the date the Units become vested.


   D. Directors' Fees. The Board may pay all, or such portion as it shall from time to time determine, of the retainer and fees payable to the non-employee members of the Board (including their annual retainer, Annual Fee and any fees payable for serving on a committee of the Board) in shares of Common Stock, either restricted or unrestricted, or restricted units, at their full market



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value. The number and type of shares to be distributed to directors, in lieu of the cash compensation to which they would otherwise be entitled, shall be determined annually by the Board.

              (2) Any Restricted Shares credited to a director hereunder, may, at such director's election, be converted to Restricted Units no less than six months after the date of such award. In addition, any deferred cash may, at such director's election, be converted to Restricted Stock or Units. All of such elections shall be made by the director at least six months in advance of such payment, or such shorter or longer period as may be permitted or required under any applicable law or regulation in order to qualify for any exemption, deferral or other benefit under applicable law or regulation.

SECTION 5 - TERMINATION OF EMPLOYMENT AND FORFEITURE

         5.1 Death, Disability or Normal Retirement. In the event: a Participant dies, becomes totally and permanently disabled (as defined by The Long Term Disability Plan of Texaco Inc.), or retires on or after normal retirement date (as defined in The Retirement Plan of Texaco Inc. or in resolutions applicable to the retirement of directors), the terms of the grant of options, Restricted Stock and Units shall remain unchanged, subject to the provisions of Section
5.4. It shall be within the Compensation Committee's discretion to either vest any unvested portion of an award of options, or to accelerate the Award Maturity Date with respect to awards of Restricted Stock and Units, subject in either case to such conditions as the Compensation Committee may impose. In addition, upon the death or permanent disability of a Participant, the grant may provide that the Participant's representative shall have, at a minimum, an additional six months to exercise an option, regardless of the expiration date.

         5.2 Early Retirement. In the event a Participant retires on or after the Participant's early retirement date but before the Participant's normal retirement date (as both dates are defined in The Retirement Plan of Texaco Inc.), the terms of the grant of options, Restricted Stock and Units shall remain unchanged subject to the provision of Section 5.4. However, it shall be within the Compensation Committee's discretion to either (i) vest any unvested portion of an award of options, or to accelerate the Award Maturity Date with respect to awards of Restricted Stock and Units, subject in either case to such conditions as the Compensation Committee may impose, or (ii) forfeit any and all options and Restricted Stock and Units of the Participant. The Compensation Committee may delegate to the Chief Executive Officer the authority to



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vest, accelerate, mature or forfeit those awards granted to non-officer employees.

         5.3 In the event a Participant's employment is terminated under circumstances not covered under Sections 5.1 and 5.2, the Participant shall forfeit all benefits and rights with respect to any and all options and Restricted Stock and Units of the Participant as of the date of termination of employment. However, the Compensation Committee, in its discretion, may elect to vest any unvested portion of an award of options, or to accelerate the Award Maturity Date with respect to awards of Restricted Stock and Units, subject in either case to such conditions as the Compensation Committee may impose.

         5.4 In order to protect the Company's assets, proprietary information, corporate integrity, its compliance with the law, as well as the best interests of the Company, the Compensation Committee may forfeit any and all options and Restricted Stock and Units of any active, terminated or retired Participant. Such conditions of forfeiture shall be stated in each Participant's Award Agreement. Any forfeiture provisions contained in such Award Agreements in accordance with this Section 5.4 shall be null and void as of the day immediately prior to a "Change of Control" as defined in the Company's Separation Pay Plan.

SECTION 6 - AWARD AGREEMENTS

         6.1 All awards to Participants under the Plan shall be made pursuant to Award Agreements entered into between the Participant and the Company. The agreements shall be in such form as the Compensation Committee approves, from time to time, for the purpose of carrying out the provisions of the Plan.

SECTION 7 - NON-TRANSFERABILITY

         7.1 Awards under the Plan may not be transferred by the Participant during the Participant's lifetime and may not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. Notwithstanding the prior sentence, the Compensation Committee may permit certain awards made under the Plan to be transferred by gift to one or more members of a Participant's immediate family. As used herein, "immediate family" shall mean a spouse, parent, child, grandchild or trust established for such individual.

         7.2 A Participant shall have no vested rights under the Plan nor any interest in any award except to the extent otherwise provided pursuant to the terms of the Plan.



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         7.3 After a Participant dies, all rights with respect to an award granted under the Plan are exercisable by the Participant's designated beneficiary or, if there is no designated beneficiary, by the Participant's personal representative.

SECTION 8 - ANTIDILUTION

         8.1 In the event that the Compensation Committee determines that any dividend, distribution (whether in the form of cash, shares of Common Stock, other securities or other property), merger, consolidation, reorganization, recapitalization, reclassification, spin-off, combination of shares, stock split-up, or stock dividend, combination, repurchase, issuance of warrants or other rights or other event affects the Common Stock such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Compensation Committee shall appropriately adjust (a) the aggregate number and kind of shares subject to award hereunder and (b) rights under outstanding awards granted hereunder, including the number of subject shares and the option price, if any.

SECTION 9 - WITHHOLDING TAXES

         9.1 The Company shall deduct from any payment made under the Plan any taxes it is required to deduct by law. Participants shall be required to satisfy any liability for withholding taxes as a prerequisite to the Company's obligation to deliver shares or other securities of the Company upon exercise of a stock option, upon vesting of Restricted Stock or Units, and upon settlement or payment of any award under the Plan.

         9.2 Any award under the Plan may provide that the recipient of such award may elect to pay a portion or all of the amount of the required withholding taxes in shares of Common Stock. In that event, the Participant shall authorize the Company to withhold, or shall agree to deliver to the Company, shares owned by such Participant or a portion of the shares that otherwise would be distributed to the Participant having a fair market value on the date of the award equal to the amount of withholding tax liability.

SECTION 10 - GOVERNING LAW

         10.1 The Plan and all action taken under it shall be governed, as to construction and administration, by the laws of the State of New York.

SECTION 11 - EFFECTIVE DATE



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         11.1 The Plan will become effective upon approval by the stockholders at the 1997 Annual Meeting. Upon such approval, no additional awards will be made under the 1993 Stock Incentive Plan.